Exhibit 10.1

PERFORMANCE GOALS
FOR PERFORMANCE UNIT AWARDS GRANTED IN 2013 UNDER
THE BAKER HUGHES INCORPORATED 2002 DIRECTOR & OFFICER
LONG-TERM INCENTIVE PLAN AND
THE BAKER HUGHES INCORPORATED 2002 EMPLOYEE
LONG-TERM INCENTIVE PLAN

1.	2013 Performance Unit Program
The Performance Unit Program, a component compensation program established under each of the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan (the “PUP”), provides for cash awards for participants if performance goals are met during the term of the PUP. The performance goals are related to the Company’s achievement as compared to a peer group of companies. Achievement is measured over multiple performance periods from the beginning of 2013 to the end of 2015. Twenty-five percent of the Total Unit Value is determined based upon one year performance relative to certain specified performance criteria during each of 2013, 2014, and 2015. The final twenty-five percent of the Total Unit Value is calculated at the end of 2015 based upon the cumulative performance of the Company over the three-year performance period 2013 through 2015.

2.	Performance Goals for the Performance Period
For Performance Unit Awards granted by BHI in 2013 under the Plan, the performance goals are based upon the Company’s (1) change in Revenue as compared to the Peer Group, and (2) Return on Capital Employed or ROCE as compared to the Peer Group measured in absolute terms as well as the percentage growth in ROCE as compared to the Peer Group. For each performance goal, if the Company’s performance as compared to the Peer Group is the highest, the Company’s performance rank shall be first.

Exhibit 10.1

(a)One Year Performance Periods
Revenue Growth. For the 2013 Performance Period, the 2014 Performance Period and the 2015 Performance Period, the Company’s One Year Interval Percentage Increase in Revenue for its 2013, 2014 and 2015 fiscal years, respectively, shall be compared against the One Year Interval Percentage Increase in Revenue for all members of the Peer Group.
Return on Capital Employed. For the 2013 Performance Period, the 2014 Performance Period and the 2015 Performance Period, the Company’s ROCE for its 2013, 2014 and 2015 fiscal years, respectively, shall be compared against the ROCE for all members of the Peer Group during the applicable Current Period, as an absolute measure. In addition, as a relative measure, for the 2013 Performance Period, the 2014 Performance Period and the 2015 Performance Period, the Company’s One Year Interval Percentage Increase in ROCE for its 2013, 2014 and 2015 fiscal years, respectively, shall be compared against the One Year Interval Percentage Increase in ROCE for all members of the Peer Group.
(b)    Three-Year Performance Period
Revenue Growth. For the Three-Year Performance Period, the Three-Year Percentage Increase in Revenue of the Company shall be compared against the Three‑Year Percentage Increase in Revenue for all members of the Peer Group as of December 31, 2015.
Return on Capital Employed. For the Three‑Year Performance Period, the sum of the ROCE of the Company for the 2013 Performance Period, the 2014 Performance Period and the 2015 Performance Period shall be compared against the sum of the ROCE for each member of the Peer Group for the 2013 Performance Period, the 2014 Performance Period and the 2014 Performance Period, as an absolute measure. For the relative measure in the Three‑Year Performance Period, the Three-Year Percentage Increase in ROCE of the Company shall be compared against the Three-Year Percentage Increase in ROCE for all members of the Peer Group as of December 31, 2015.

Exhibit 10.1

3.	Payout Percentage Based on Peer Group Ranking
For the Revenue Growth metric, the Unit Value earned during an applicable performance period (the 2013 Performance Period, the 2014 Performance Period, the 2015 Performance Period or the Three-Year Performance Period) for each of the three performance goals is $25.00 times the payout percentage listed below. The average of the $25.00 Unit Value Amounts earned during a performance period is used to determine the Period Unit Value for the performance period. The payout under each Performance Unit will be based on 12 measures (three Peer Group Ranking results achieved during four discrete performance periods.)

2013, 2014, 2015, and Three-Year Performance Period
Peer Group Rank in Revenue Growth	5th	4th	3rd	2nd	1st
Payout Percentage	0%	45%	90%	135%	200%

The payout percentage for ROCE will be based on a combination of the company’s rank in absolute ROCE as well as the company rank in percentage growth in ROCE.

In the example below, for illustrative purposes, Year 1 Revenue growth rank was 5th and 0 percent of $25.00 is $0. ROCE absolute rank was 2nd and the ROCE rank in Growth was 2nd, so the matrix above indicates a payout percentage of 135%, and 135% percent of $25.00 is $33.75. The Period Unit Value based upon the performance in Year 1 is $16.88. For each Performance Unit awarded, the sum of the Period Unit Values for each of the performance periods equals the Total Unit Value.

Exhibit 10.1

Note that levels of achievement contained in the foregoing example are not forecasts by the Company of its expected levels of achievement. Rather, the levels of achievement for purposes of the illustrative example were selected at random.
If the Peer Group is reduced by merger(s) or otherwise during the term of the Three-Year Performance Period the Committee shall make such adjustments to the Unit Value Amount chart as it deems appropriate in its sole discretion. Such adjustments shall not increase the amounts that would have been payable under the Unit Value Amount chart absent such adjustments.
4.    Peer Group
The Peer Group is as follows for the performance periods ending in 2013, 2014, and 2015, and for the Three-Year Performance Period.

Peer Group (5 Companies)
Baker Hughes Incorporated
Halliburton Company
National Oilwell Varco Incorporated
Schlumberger Limited
Weatherford International Ltd.

5.    General Performance Unit Formula
Except as otherwise specified in the Terms and Conditions, the aggregate amount payable to a Participant for a Performance Unit Award granted in 2013 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive

Exhibit 10.1

Plan shall be equal to the number of Performance Units granted to the Participant multiplied by the Final Performance Unit Award Value.
The Compensation Committee shall determine in writing the extent to which the Performance Goals applicable to the Performance Unit Awards have been satisfied before the Company makes any payments under the Performance Unit Awards.
Subject to the terms of the Plan, the Performance Unit Award and the Terms and Conditions, unless prior to the Scheduled Payment Date a Change in Control (as defined in the Terms and Conditions) occurs or the Participant forfeits his Performance Unit Award, on the Scheduled Payment Date the Company shall pay the Participant an amount equal to the Final Performance Agreement Award Value (prorated in accordance with the Terms and Conditions in the event of the Retirement, death or permanent disability of the Participant within the meaning of the Terms and Conditions).
The Compensation Committee may not increase the Final Performance Unit Award Value for, or otherwise increase the aggregate amount payable to a Participant for the performance period under, a Performance Unit Award Agreement issued by BHI in 2013 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan or the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan.
Capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Plan or the Terms and Conditions.
6.    Adjustments
Revenue Growth and Return on Capital Employed may be determined by including or excluding, in the Compensation Committee’s discretion, items that are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the disposal or acquisition of a segment of a business, or related to a change in accounting principal, in each case, based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with Company accounting policies and practices in effect on the date these Performance Goal are established.
7.    Definitions
For Performance Unit Award Agreements issued by Baker Hughes Incorporated (“BHI”) in 2013 under the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, the terms set forth below shall have the following meanings:
“Capital Employed” means an amount equal to the Relevant Company’s total shareholders’ equity at the close of the Current Period plus the Relevant Company’s long-term debt, short-term borrowing and the current portion of long-term debt at the close of the Current Period.
“Company” means BHI and all of its Affiliates in which BHI directly or indirectly has a capital investment.

Exhibit 10.1

“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.
“Current Period” means the fiscal year of the Relevant Company that coincides with or ends within the fiscal year of the Company to which the applicable Performance Goal applies.
“EBIT” means earnings before deduction of interest and taxes.
“Final Performance Unit Award Value” or “Total Unit Value” means the sum of the Unit Values for the 2013 Performance Period, the 2014 Performance Period, the 2015 Performance Period and the Three-Year Performance Period.
“One Year Interval Percentage Increase in Revenue” means the result of (a) minus (b), divided by (c), where (a) is the Revenue of the Relevant Company for the Current Period, (b) is the Revenue of the Relevant Company for the Prior Period, and (c) is the Revenue of the Relevant Company for the Prior Period.
“One Year Interval Percentage Increase in ROCE” means the result of (a) minus (b), divided by (c), where (a) is the ROCE of the Relevant Company for the Current Period, (b) is the ROCE of the Relevant Company for the Prior Period, and (c) is the ROCE of the Relevant Company for the Prior Period.
“Participant” means the person to whom a Performance Unit Award is granted.
“Peer Group” means the group identified in Section 4.
“Performance Units” means the number of performance units listed in the Participant’s agreement evidencing his or her Performance Unit Award.
“Performance Unit Award” means a Performance Unit Award granted under the Plan in 2013.
“Plan” means the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan or the Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan, as applicable.
“Prior Period” means the fiscal year of the Relevant Company that coincides with or ends within the fiscal year of the Company immediately preceding the fiscal year of the Company to which the applicable Performance Goal applies.
“Relevant Company” means the Company or a member of the Peer Group.
“Return on Capital Employed” or “ROCE” means the Relevant Company’s EBIT for the Current Period, divided by the Relevant Company’s Capital Employed.
“Revenue” means the revenue of the Company or the revenue of a particular member of the Peer Group, as applicable.
“Scheduled Payment Date” means March 15, 2016.
“Three-Year Interval Percentage Increase in Revenue” means the result of (a) minus (b), divided by (c), where (a) is the Revenue for the Relevant Company for the Current Period corresponding to the final

Exhibit 10.1

fiscal year of the Company ending during the Three‑Year Performance Period, (b) is the Revenue of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three‑Year Performance Period and (c) is the Revenue of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three‑Year Performance Period.
“Three-Year Interval Percentage Increase in ROCE” means the result of (a) minus (b), divided by (c), where (a) is the ROCE for the Relevant Company for the Current Period corresponding to the final fiscal year of the Company ending during the Three‑Year Performance Period, (b) is the ROCE of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three‑Year Performance Period and (c) is the ROCE of the Relevant Company for the Prior Period corresponding to the fiscal year of the Company immediately prior to the first fiscal year of the Company beginning during the Three‑Year Performance Period.
“Three-Year Performance Period” means the three-year period beginning January 1, 2013, and ending December 31, 2015.
“2013 Performance Period” means the one-year period beginning January 1, 2013, and ending December 31, 2013.
“2014 Performance Period” means the one-year period beginning January 1, 2014, and ending December 31, 2014.
“2015 Performance Period” means the one-year period beginning January 1, 2015, and ending December 31, 2015.
“Terms and Conditions” means the Terms and Conditions of Performance Unit Award Agreements adopted by the Compensation Committee with respect to Performance Unit Awards.
“Unit Value” or “Period Unit Value” means the averages of the Unit Value Amounts per Performance Unit earned with respect to a performance period as specified in Section 3.
“Unit Value Amount” means the applicable dollar amount specified in the first chart in Section 3.